Exhibit 2.2

BYLAWS

OF

ZQ PLATFORMS INC.

(a Wyoming corporation)

Adopted as of July 10, 2026

ARTICLE I — OFFICES

Section 1.1. Registered Office.

The registered office of ZQ Platforms Inc. (the “Corporation”) in the State of Wyoming shall be located at the address of the Corporation’s registered agent as set forth in the Corporation’s articles of incorporation (as amended or restated from time to time, the “Articles”) or as subsequently designated in accordance with the Wyoming Business Corporation Act, as amended (the “Act”). The Corporation shall continuously maintain in the State of Wyoming a registered office and a registered agent as required by the Act.

Section 1.2. Other Offices.

The Corporation may have such other offices and places of business, within or outside the State of Wyoming, as the board of directors of the Corporation (the “Board”) may from time to time determine or as the business of the Corporation may require. The principal executive office of the Corporation shall initially be located at 255 S Orange Avenue Suite 104, #1261, Orlando, Florida 32801, United States, and may be changed by resolution of the Board.

ARTICLE II — SHAREHOLDERS

Section 2.1. Annual Meeting.

An annual meeting of the shareholders of the Corporation shall be held each year at such date, time and place, within or outside the State of Wyoming, as may be fixed by the Board, for the purpose of electing directors and transacting such other business as may properly come before the meeting. Failure to hold an annual meeting at the designated time shall not affect the validity of any corporate action and shall not work a forfeiture or dissolution of the Corporation.

Section 2.2. Special Meetings.

Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board (if any), or the Chief Executive Officer, and shall be called by the Corporation upon the written demand of the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, delivered to the Corporation’s Secretary in accordance with the Act. Such written demand shall be signed, dated and shall describe the purpose or purposes for which the meeting is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.

Section 2.3. Place of Meetings; Remote Participation.

Meetings of the shareholders may be held at such place, within or outside the State of Wyoming, as may be designated by the Board or, in the absence of such designation, at the principal executive office of the Corporation. The Board may, in its sole discretion, determine that a meeting of the shareholders shall be held solely or partially by means of remote communication in accordance with the Act. Shareholders and proxy holders participating in a meeting by means of remote communication shall be deemed present in person and may vote at such meeting, provided that the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote is a shareholder or proxy holder and to provide such persons a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders.

Section 2.4. Notice of Meetings.

The Corporation shall notify shareholders of the date, time and place (or means of remote communication) of each annual and special meeting of the shareholders no fewer than ten (10) days nor more than sixty (60) days before the meeting date. Unless the Act or the Articles require otherwise, the Corporation shall be required to give notice only to shareholders entitled to vote at the meeting. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Notice may be given in any manner permitted by the Act, including by electronic transmission to the extent so permitted, and shall be deemed effective as provided in the Act.

Section 2.5. Waiver of Notice.

A shareholder may waive any notice required by the Act, the Articles or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.6. Record Date.

The Board may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. A record date fixed under this Section may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If the Board does not fix a record date, the record date shall be determined in accordance with the Act. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.7. Shareholders’ List.

After a record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all its shareholders entitled to notice of the shareholders’ meeting, arranged by voting group and, within each voting group, by class or series of shares, showing the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given and continuing through the meeting, at the Corporation’s principal office or at such other place identified in the meeting notice, all in accordance with the Act.

Section 2.8. Quorum.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles or the Act provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum is not present, the holders of a majority of the votes present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

Section 2.9. Voting; Required Vote.

Unless otherwise provided in the Articles, each outstanding share of common stock of the Corporation shall be entitled to one (1) vote on each matter voted on at a shareholders’ meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles, these Bylaws or the Act require a greater number of affirmative votes. Unless otherwise provided in the Articles, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes in the election of directors unless the Articles so provide.

Section 2.10. Proxies.

A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission in accordance with the Act. An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable unless the appointment form or electronic transmission conspicuously states that it is irrevocable and the appointment is coupled with an interest, in accordance with the Act.

Section 2.11. Action Without a Meeting.

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, and without prior notice, if one or more consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, to the fullest extent such action by less-than-unanimous consent is permitted by the Act and the Articles; otherwise, such action without a meeting shall require the written consent of all of the shareholders entitled to vote on the action. The Corporation shall give prompt notice of any action taken by less-than-unanimous written consent to those shareholders entitled to such notice under the Act. Any such consent shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

Section 2.12. Conduct of Meetings; Inspectors.

The Chairman of the Board or, in the Chairman’s absence, the Chief Executive Officer or another officer or person designated by the Board shall preside at meetings of the shareholders. The presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting. The Board or the presiding officer may appoint one or more inspectors of election to act at any meeting of the shareholders, who shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes, and determine and certify the result.

ARTICLE III — BOARD OF DIRECTORS

Section 3.1. General Powers.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, subject to any limitation set forth in the Articles or in agreements among the shareholders that are otherwise lawful.

Section 3.2. Number, Election and Term.

The number of directors of the Corporation shall be not fewer than one (1) nor more than seven (7), with the exact number to be fixed from time to time within such range by resolution of the Board. No decrease in the number of directors shall shorten the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders and each director shall hold office until the next annual meeting of the shareholders and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. Directors need not be residents of the State of Wyoming or shareholders of the Corporation.

Section 3.3. Resignation and Removal.

A director may resign at any time by delivering written notice to the Board, its Chairman, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. The shareholders may remove one or more directors, with or without cause, at a meeting called for the purpose of removing the director or directors, where the meeting notice states that such removal is a purpose of the meeting, all in accordance with the Act.

Section 3.4. Vacancies.

Unless the Articles provide otherwise, if a vacancy occurs on the Board, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders, by the Board, or, if the directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all the directors remaining in office. A director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders and until the director’s successor is elected and qualified.

Section 3.5. Regular and Special Meetings.

The Board may hold regular meetings without notice of the date, time, place or purpose of the meeting, at such times and places as the Board may determine. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or any director, upon at least two (2) days’ notice of the date, time and place of the meeting given to each director. The notice need not describe the purpose of the special meeting unless required by the Articles or these Bylaws. Meetings of the Board may be held within or outside the State of Wyoming.

Section 3.6. Participation by Remote Communication.

Unless the Articles provide otherwise, the Board may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by such means is deemed to be present in person at the meeting.

Section 3.7. Quorum and Voting.

Unless the Articles require a greater number, a quorum of the Board consists of a majority of the number of directors in office immediately before the meeting begins; provided, that when the Board consists of one (1) director, that director shall constitute a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board, unless the Articles or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board when corporate action is taken is deemed to have assented to the action taken unless the director’s dissent or abstention is entered in the minutes of the meeting or the director delivers written notice of dissent or abstention as provided in the Act.

Section 3.8. Action Without a Meeting.

Unless the Articles or these Bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if the action is taken by all members of the Board. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records. Action taken by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

Section 3.9. Waiver of Notice.

A director may waive any notice required by the Act, the Articles or these Bylaws before or after the date and time stated in the notice. Except as provided in this Section, the waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.10. Committees.

The Board may create one or more committees, each consisting of one or more directors, and appoint members of the Board to serve on them. The creation of a committee and appointment of members to it shall be approved by the greater of a majority of all the directors in office when the action is taken or the number of directors required by the Articles or these Bylaws to take action. Each committee may exercise the authority of the Board to the extent specified by the Board or in the Articles or these Bylaws, except that a committee may not take any action that the Act reserves to the full Board. The provisions of these Bylaws governing meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements of the Board apply to committees and their members as well.

Section 3.11. Compensation of Directors.

Unless the Articles provide otherwise, the Board may fix the compensation of directors for their service as directors and may provide for reimbursement of reasonable expenses incurred in connection with such service; provided, that any compensation of directors shall be subject to any limitations or conditions disclosed in the Corporation’s offering documents or otherwise adopted by the Board, including any threshold conditions relating to the Corporation’s capital raising.

Section 3.12. Conflicting Interest Transactions.

A director’s conflicting interest transaction shall be governed by the applicable provisions of the Act. No such transaction shall be enjoined, set aside, or give rise to an award of damages or other sanctions solely because of the director’s interest in the transaction if the transaction is authorized, approved or ratified in accordance with the Act, including by directors’ action or shareholders’ action taken in compliance with the Act after required disclosure, or if the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation. The Corporation shall maintain and disclose related-party transactions to the extent required by applicable securities laws.

ARTICLE IV — OFFICERS

Section 4.1. Officers.

The officers of the Corporation shall consist of a Chief Executive Officer and a Secretary, and may include a President, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, and such other officers as may be appointed by the Board. The same individual may simultaneously hold more than one office in the Corporation. The Board shall appoint the officers of the Corporation, and the Board or a duly appointed officer authorized by the Board may appoint one or more assistant officers.

Section 4.2. Duties of Officers.

Each officer has the authority and shall perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers. The Secretary shall have responsibility for preparing minutes of the directors’ and shareholders’ meetings and for maintaining and authenticating the records of the Corporation.

Section 4.3. Chief Executive Officer.

The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction and control of the Board, shall supervise and control the business and affairs of the Corporation, shall have authority to execute on behalf of the Corporation contracts, instruments and other documents in the ordinary course of business, and shall perform such other duties as may be assigned by the Board.

Section 4.4. Term; Resignation; Removal; Vacancies.

Each officer shall hold office until the officer’s successor is appointed, or until the officer’s earlier death, resignation or removal. An officer may resign at any time by delivering notice to the Corporation, and a resignation is effective when the notice is delivered unless the notice specifies a later effective date. The Board may remove any officer at any time with or without cause. The appointment of an officer does not itself create contract rights, and an officer’s removal does not affect the officer’s contract rights, if any, with the Corporation. A vacancy in any office may be filled by the Board.

Section 4.5. Compensation of Officers.

The compensation, if any, of the officers of the Corporation shall be fixed from time to time by the Board, subject to any conditions, limitations or thresholds disclosed in the Corporation’s offering documents or otherwise adopted by the Board. No officer shall be prevented from receiving compensation by reason of the fact that the officer is also a director of the Corporation.

ARTICLE V — SHARES

Section 5.1. Certificated and Uncertificated Shares.

Shares of the Corporation may be represented by certificates or may be uncertificated, as determined by the Board. Within a reasonable time after the issue or transfer of uncertificated shares, the Corporation shall send the shareholder a written statement of the information required by the Act to be set forth on certificates. Every certificate representing shares, if any, shall state on its face the name of the Corporation and that it is organized under the laws of the State of Wyoming, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall bear such legends and shall otherwise comply with the requirements of the Act and applicable securities laws.

Section 5.2. Signatures.

Each share certificate, if any, shall be signed, either manually or in facsimile, by two officers designated by the Board or, if not so designated, by the Chief Executive Officer and the Secretary. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

Section 5.3. Transfer of Shares; Restrictions.

Transfers of shares of the Corporation shall be made only on the stock transfer records of the Corporation, which may be maintained by a transfer agent designated by the Board, and only upon the request of the record holder or the holder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate duly endorsed. The Corporation may impose, and shall enforce, restrictions on the transfer of shares to the extent set forth in the Articles, these Bylaws, applicable securities laws, or agreements binding upon the holders of such shares, including any lock-up arrangements, and may place appropriate legends on certificates or notations on uncertificated shares reflecting such restrictions.

Section 5.4. Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new share certificate or uncertificated shares in place of any certificate previously issued that is alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and bond, if any, as the Board may require for the protection of the Corporation or any transfer agent or registrar.

Section 5.5. Registered Holders.

The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person.

Section 5.6. Distributions.

The Board may authorize, and the Corporation may make, distributions to its shareholders in accordance with, and subject to the limitations of, the Act and the Articles.

ARTICLE VI — INDEMNIFICATION

Section 6.1. Indemnification.

The Corporation shall indemnify, and advance expenses to, each individual who is or was a director or officer of the Corporation, or who, while a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability and expenses (including attorneys’ fees) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, arising by reason of such service, to the fullest extent permitted by the Act, as it may be amended from time to time; provided, that the Corporation shall not be obligated to indemnify any such individual in connection with a proceeding (or part thereof) initiated by such individual unless the proceeding (or part thereof) was authorized by the Board.

Section 6.2. Advancement of Expenses.

The Corporation shall, to the fullest extent permitted by the Act, pay for or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer who is a party to a proceeding described in Section 6.1 in advance of final disposition of the proceeding, upon receipt of any written affirmation and written undertaking required by the Act, including an undertaking by or on behalf of such individual to repay such amounts if it is ultimately determined that the individual is not entitled to be indemnified by the Corporation.

Section 6.3. Non-Exclusivity; Insurance.

The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under the Articles, any agreement, any vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The Corporation may purchase and maintain insurance on behalf of any individual who is or was a director, officer, employee or agent of the Corporation against any liability asserted against or incurred by such individual in any such capacity, whether or not the Corporation would have the power to indemnify such individual against the same liability under the Act.

Section 6.4. Effect of Amendment; Survival.

Any amendment, modification or repeal of this Article VI shall be prospective only and shall not adversely affect any right or protection of a director or officer existing at the time of such amendment, modification or repeal with respect to acts or omissions occurring prior to such amendment, modification or repeal. The rights provided under this Article VI shall continue as to an individual who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such individual.

Section 6.5. Securities Law Limitation.

Notwithstanding anything in this Article VI to the contrary, no indemnification or advancement shall be made in violation of applicable law. The Corporation acknowledges that, in the opinion of the U.S. Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, may be against public policy as expressed in that Act and may therefore be unenforceable.

ARTICLE VII — GENERAL PROVISIONS

Section 7.1. Fiscal Year.

The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board.

Section 7.2. Corporate Records.

The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board, a record of all actions taken by the shareholders or the Board without a meeting, and a record of all actions taken by committees of the Board in place of the Board. The Corporation shall maintain appropriate accounting records and the records required by the Act at its principal office or such other location as permitted by the Act, and shall afford shareholders the inspection rights provided by the Act.

Section 7.3. Contracts, Instruments and Deposits.

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner, as the Board may from time to time determine. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks or other depositaries as the Board or authorized officers may select.

Section 7.4. Corporate Seal.

The Corporation may, but need not, adopt a corporate seal. The absence of a corporate seal, or the failure to affix any seal, shall not affect the validity of any instrument executed on behalf of the Corporation.

Section 7.5. Electronic Signatures and Transmissions.

To the fullest extent permitted by applicable law, any document, consent, waiver, notice or signature contemplated by these Bylaws may be given, made or evidenced by electronic transmission or electronic signature, and any such electronic transmission or electronic signature shall have the same force and effect as a written document or manual signature.

Section 7.6. Severability.

If any provision of these Bylaws, or its application to any person or circumstance, is held invalid or unenforceable, the remainder of these Bylaws, and the application of such provision to other persons or circumstances, shall not be affected, and the invalid or unenforceable provision shall be reformed and enforced to the maximum extent permitted by law.

Section 7.7. Conflict with Articles or the Act.

In the event of any conflict between these Bylaws and the Articles, the Articles shall control. In the event of any conflict between these Bylaws and any mandatory provision of the Act, the Act shall control.

ARTICLE VIII — AMENDMENTS

Section 8.1. Amendment of Bylaws.

These Bylaws may be amended or repealed, and new bylaws may be adopted, by the Board, except to the extent that the Articles, the Act or a bylaw adopted by the shareholders reserves such power exclusively to the shareholders in whole or in part or provides that a particular bylaw may not be amended or repealed by the Board. The shareholders may also amend or repeal these Bylaws, or adopt new bylaws, in accordance with the Act.

CERTIFICATE OF ADOPTION

The undersigned hereby certifies that the foregoing Bylaws were duly adopted as the Bylaws of ZQ Platforms Inc., a Wyoming corporation, effective as of July 10, 2026.

/s/ Rahul Malhotra

Rahul Malhotra

Chief Executive Officer and Director